RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
Home Office: P.O. Box 9271 Des Moines, IA 50306-9271
Variable Products Customer Service Center: P.O. Box 9271,
 Des Moines IA  50306-9271
Express Mail: 909 Locust Street, DesMoines IA 50309-2899
ING SMARTDESIGN VARIABLE ANNUITY- NEW YORK CUSTOMER DATA FORM
Contract Information

TYPE OF CONTRACT

Non-Qualified
_Regular _1035 Exchange*

Qualified
A._Initial _Transfer* _Rollover* B._ IRA _403(b) _ Roth IRA _ IRA to Roth IRA _ SEP-IRA _ Other __________________________ C. _Individual _Custodial Tax Year for which contribution is being made _______________________ *Please attach required additional forms.

Option Package: (select one)
_ Option Package I
_ Option Package II**
_ Option Package III**
Death Benefit, withdrawal options and expenses will vary depending on the Option Package chosen.
Please refer to your prospectus for further details on the Option Packages available under this contract **Not available for Joint Owners Read your prospectus for further details.

SmartStart Option _ Yes _ No
(Please select one)
With the election of this option to receive a premium bonus, I understand:
 There will be an additional charge for this option.
 I may forfeit all or a part of thepremium credit in certain circumstances, including if I make a withdrawal.
 Forfeiture of the credit may result in the charge exceeding the amount of the credit.
 The death benefit will be reduced if the credit is forfeited. Read your prospectus for further details.


Pre-Authorized Checking, Dollar Cost Averaging and Account Rebalancing are not permitted into the GET Fund.

Owner Information

OWNER                                                            Male _ Female _
Name:______________________________ SSN# or Tax ID:_______________________

Permanent Address:________________________________________________________

City: ________________________________State:______________ Zip:______________

Date of Birth:_________________________ EMail Address:_______________________

Telephone: Home ______________________Work_______________________________
JOINT OWNER (Optional: Non-Qualified Only) Available with Option Package I Only
                                                                 Male _ Female _
Name:_______________________________SSN# or Tax ID:_______________________

Permanent Address:________________________________________________________

City: ________________________________State:_______________ Zip:_____________

Date of Birth:_________________________ EMail Address:_______________________

Telephone: Home______________________ Work_______________________________
Check box to have a 2nd statement sent to address above.
ANNUITANT If other than owner (For Qualified contracts, the Annuitant must also be the owner;Note: annuitant may not be changed)
                                                                   Male_ Female_
Name:_______________________________ SSN# or Tax ID:______________________

Permanent Address:________________________________________________________

City:_________________________________ State:______________ Zip:_____________

Date of Birth:__________________________ EMail Address:______________________

Telephone: Home_______________________ Work______________________________
BENEFICIARY(IES) (Please refer to prospectus for details)
Complete Legal Name     Relationship       Social Security No.       Percentage
Primary:__________________________________________________________________
Primary: _________________________________________________________________
Contingent: _______________________________________________________________
Primary: _________________________________________________________________
Contingent: _______________________________________________________________
PAYMENT INFORMATION
_ Initial Payment: $____________ Make check payable to Reliastar Life Insurance Company of New York (RLNY)
_ Estimated amount of transfer/1035 exchange $______________
_ Pre-authorized Payment Plan - I authorize (1) RLNY to debit the account indicated on the enclosed check for the payment amount indicated on this form; and (2) the bank indicated on the enclosed check to pay RLNY and charge the account shown on the enclosed check for debits drawn and payable to RLNY as payments under this contract. (Attach check marked "VOID.") May not be available on this contract.
Preferred Debit Date: _ ____________________ any day prior to the 28th
Amount: _ Monthly $______________ _ Quarterly $______________
_ Semiannually $______________ _ Annually $______________


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

ALLOCATION OF INITIAL PAYMENT
Variable Investment Options2
(Percentages must be in whole number)
________% AIM VI Dent Demographic Trends Fund2
________% AIM VI Growth Fund2
________% AllianceBernstein Value Portfolio2
________% Alliance Growth and Income Portfolio2
________% Alliance Premier Growth Portfolio2
________% Core Bond Series
________% Fidelity VIP Equity-Income Portfolio2
________% Fidelity VIP Growth Portfolio2
________% Fidelity VIP Contrafund Portfolio2
________% ING GET Fund (when available)3
________% ING JP Morgan MidCap Value Portfolio2
________% ING MFS Capital Opportunities Portfolio
________% ING MFS Global Growth Portfolio2
________% ING Van Kampen Comstock Portfolio2
________% ING VPWorldwide Growth Portfolio2
________% ING VP Value Opportunity Portfolio2
________% ING VP Convertible Portfolio2
________% ING VP Index Plus LargeCap Portfolio2
________% ING VP Index Plus MidCap Portfolio2
________% ING VP Index Plus SmallCap Portfolio2
________% ING VP MagnaCap Portfolio2
________% ING VP Large Company Value Portfolio2
________% ING VP LargeCap Growth Portfolio2
________% International Enhanced EAFE Series2
________% INVESCO VIF Financial Services Fund
________% INVESCO VIF Health Sciences Fund
________% INVESCO VIF Leisure Fund
________% INVESCO VIF Utilities Fund
________% JP Morgan Fleming Small Cap Equity Series2
________% Janus Aspen Worldwide Growth Portfolio2
________% Janus Growth and Income Series
________% Jennison Portfolio
________% Liquid Asset Series
________% PIMCO High Yield Portfolio
________% Pioneer Fund VCT Portfolio2
________% Pioneer Small Company VCT Portfolio2
________% Putnam VT Growth and Income Fund2
________% Putnam VT International Growth and Income Fund2
________% Putnam VT Voyager Fund II2
________% Research Series
________% SP Jennison International Growth Portfolio2
________% Total Return Series
________% UBS Tactical Allocation Portfolio2
________% Value Equity Series DCA Guranteed Interest Divisions
________% 6-Month DCA Term4
________% 6-Month DCA Term5
________% 1-Year DCA Term4 Fixed Investment Options
________% Fixed Account 1-Year Term
________% Fixed Account 3-Year Term
________% Fixed Account 5-Year Term
________% Fixed Account 7-Year Term
________% Fixed Account 10-Year Term
100 % Total

DOLLAR COST AVERAGING (DCA)1, 2
_ I elect DCA for a period of_______ months. DCA program will commence immediately following purchase payment. (6-12 mos. For the Guaranteed Interest Division (DCA Only).)
Transfer________________ every _ Month _ Quarter
SOURCE FUND:
_ Liquid Asset Series _ 1 YR Fixed DCA _ 6-Month Fixed DCA
To the following variable investment option(s):
(ENTER DOLLAR AMOUNT OR WHOLE PERCENTAGE AMOUNT.)
________ AIM VI Dent Demographic Trends Fund2
________ AIM VI Growth Fund2
________ AllianceBernstein Value Portfolio2
________ Alliance Growth and Income Portfolio2
________ Alliance Premier Growth Portfolio2
________ Core Bond Series
________ Fidelity VIP Equity-Income Portfolio2
________ Fidelity VIP Growth Portfolio2
________ Fidelity VIP Contrafund Portfolio2
________ ING JP Morgan MidCap Value Portfolio2
________ ING MFS Capital Opportunities Portfolio
________ ING MFS Global Growth Portfolio2
________ ING Van Kampen Comstock Portfolio2
________ ING VPWorldwide Growth Portfolio2
________ ING VP Value Opportunity Portfolio2
________ ING VP Convertible Portfolio2
________ ING VP Index Plus LargeCap Portfolio2
________ ING VP Index Plus MidCap Portfolio2
________ ING VP Index Plus SmallCap Portfolio2
________ ING VP MagnaCap Portfolio2
________ ING VP Large Company Value Portfolio2
________ ING VP LargeCap Growth Portfolio2
________ International Enhanced EAFE Series2
________ INVESCO VIF Financial Services Fund
________ INVESCO VIF Health Sciences Fund
________ INVESCO VIF Leisure Fund
________ INVESCO VIF Utilities Fund
________ JP Morgan Fleming Small Cap Equity Series2
________ Janus Aspen Worldwide Growth Portfolio2
________ Janus Growth and Income Series
________ Jennison Portfolio
________ Liquid Asset Series
________ PIMCO High Yield Portfolio
________ Pioneer Fund VCT Portfolio2
________ Pioneer Small Company VCT Portfolio2
________ Putnam VT Growth and Income Fund2
________ Putnam VT International Growth and Income Fund2
________ Putnam VT Voyager Fund II2
________ Research Series
________ SP Jennison International Growth Portfolio2
________ Total Return Series
________ UBS Tactical Allocation Portfolio2
________ Value Equity Series

1 DCA does not ensure a profit or guarantee against loss in a declining market. 2 The shares of these portfolios are subject to distribution and/or service
  (12b-1) fees.
3 Because each series of the GET Fund is a limited time offering, please note that any initial or subsequent deposits received for the GET Fund will be allocated to the series that is then available. Refer to the current ING
  GET Fund Prospectus for the GET Fund Guarantee Period currently available. If no series is available, your deposit will be allocated to the Liquid
  Asset Series, unless otherwise specified.
4 The maximum enhancement over the net investment earnings is 5.75% for the 6-month DCA term, and 1.25% for the 1-year DCA term. Not avalable if theSmartStart Option is elected.
5 The maximum enhancement over the net investment earnings is 0.00%. Only available if the SmartStart Option is elected.


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

ACCOUNT REBALANCING PROGRAM
_ I elect the Account Rebalancing Program. (check one)
_ Quarterly _ Semiannually _ Annually

With this program, amounts in the variable investment options are reallocated, as frequently as you elect above, to reflect the percentages indicated on this form. May not use DCA concurrently. Account Rebalancing Program is not permitted into the GET Fund.

SYSTEMATIC WITHDRAWAL OPTION
Amount (per year): $______________ or ______________% (up to a maximum of 10%
per account year)
Frequency:_ Monthly _ Quarterly _ Annually
Start date: ____________________ (mo/yr) on the _ 15th or _ 28th
Electronically deposit my payments to: Account # ______________________________ Bank Routing # ______________________________ (Please attach VOIDED check.)

Federal law requires that 10% must be withheld from taxable distributions unless you elect not to have taxes withheld. You may be subject to tax penalties if your payments of estimated tax and withholding are not adequate. _ I do not wish to have taxes withheld

RLNY offers other Systematic Distribution Options. Please refer to the Systematic Distribution Options form.

SPECIAL REMARKS




DISCLOSURES AND SIGNATURES Please read the following statements carefully and sign below:

By signing below, I acknowledge receipt of the Prospectus. I understand that this contract's cash surrender value when based on the investment experience of a variable investment option may increase or decrease on any day and that no minimum value is guaranteed. This contract is consistent with my anticipated financial needs.

I certify that, to the best of my knowledge and belief, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the contract.

I understand that this contract and the underlying Series shares or securities which fund this contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. I also understand that they are subject to market fluctuation, investment risk and possible loss of principal invested.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.


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Signature of Owner          Signed at (City, State)                     Date


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Signature of Joint Owner (If applicable)    Signed at (City, State)     Date


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Signature of Annuitant (If other than owner) Signed at (City, State)    Date

FOR AGENT USE ONLY

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? _Yes (If yes, submit required replacement forms.) _ No
Commission Alternative (select oneplease verify with your broker/dealer that the option you select is available):
_A _ B _ C Client's Account Number: _______________________________________

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Agent Signature              Print Agent Name                 Agent Phone Number

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Social Security #          License#/Broker -Code            Broker/Dealer/Branch


RLNY-CDF-1092                    Page 3 of 3                  10/01/2002  122497